Exhibit 21

                        SUBSIDIARIES OF HEICO CORPORATION

                                                                 STATE OR OTHER
NAME                                                      JURISDICTION OF INCORPORATION
-------------------------------------------------------   -----------------------------
HEICO Aerospace Holdings Corp.                                     Florida
     HEICO Aerospace Corporation                                   Florida
     Jet Avion Corporation                                         Florida
     LPI Industries Corporation                                    Florida
     Aircraft Technology, Inc.                                     Florida
     Northwings Accessories Corp.                                  Florida
     HNW Building Corp.                                            Florida
     HNW2 Building Corp.                                           Florida
     McClain International, Inc.                                   Georgia
     McClain Property Corp.                                        Florida
     Rogers-Dierks, Inc.                                           Florida
     Turbine Kinetics, Inc.                                        Florida
     Thermal Structures, Inc.                                      California
     Future Aviation, Inc.                                         Florida
     ATK Acquisition Corp.                                         Florida
     Parts Advantage, LLC                                          Delaware
     AD HEICO Acquisition Corp.                                    Florida
         Aero Design, Inc.                                         Tennessee
         Battery Shop, LLC                                         Tennessee
     HEICO Aerospace Parts Corp., formerly                         Florida
         known as Flight Specialties Acquisition Corp.
     HEICO Aerospace C&A Corp.                                     Florida
     Aviation Facilities, Inc., formerly                           Florida
         known as AFI Acquisition Corp.
     Jetseal, Inc.                                                 Delaware
     Niacc-Avitech Technologies Inc., formerly known as            Florida
         Niacc Acquisition Corp.
     JA Engineering I Corp.                                        Florida
     JA Engineering II Corp.                                       Florida
         Jetavi Engineering Private Limited                        Bangalore, India
     Seal Dynamics LLC *                                           Florida
HEICO Electronic Technologies Corp.                                Florida
     Radiant Power Corp.                                           Florida
     Leader Tech, Inc.                                             Florida
     Santa Barbara Infrared, Inc.                                  California
     101 Lummis Road Corp (Inactive)                               Florida
     Analog Modules, Inc.                                          Florida
     Inertial Airline Services, Inc.                               Ohio
     Sierra Microwave Technology, LLC                              Delaware
     Connectronics Corporation                                     Florida
     Lumina Power, Inc.                                            Florida

                                                                 STATE OR OTHER
NAME                                                      JURISDICTION OF INCORPORATION
-------------------------------------------------------   -----------------------------
     HVT Group, Inc.                                               Delaware
         Dielectric Sciences, Inc.                                 Massachusetts
         Essex X-Ray & Medical Equipment LTD                       United Kingdom
         High Voltage Technology Limited                           United Kingdom
     Engineering Design Team, Inc. *                               Florida
HEICO International Corporation                                    U.S. Virgin Islands
HEICO East Corporation                                             Florida

* Acquired November 2005.